Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

dELiA*s, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Form S-8, constituting a part of this Registration Statement, of our report dated June 17, 2005, relating to the consolidated financial statements, and schedules of dELiA*s, Inc. appearing in the Company’s Registration Statement on Form S-1, as amended (Registration No. 333-128153) for the year ended January 31, 2005.

BDO Seidman, LLP

New York, New York

February 8, 2006